UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2019

AMERICA’S CAR-MART, INC.

(Exact name of registrant as specified in its charter)

Texas	0-14939	63-0851141
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

802 SE Plaza Avenue, Suite 200, Bentonville, Arkansas 72712

(Address of principal executive offices, including zip code)

(479) 464-9944

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CRMT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 26, 2019, the Compensation Committee of the Board of Directors of America’s Car-Mart, Inc. (the “Company”) recommended, and the Board of Directors approved, the following annual base salary increases for its named executive officers, effective December 1, 2019: Jeffery A. Williams, President and Chief Executive Officer, $750,000; Vickie D. Judy, Chief Financial Officer, and Leonard L. Walthall, Chief Operating Officer, each $400,000.

In connection with the base salary increases, the Compensation Committee agreed to retain a short-term incentive program for named executive officers for fiscal 2020; however, the Committee does not intend to adopt a short-term incentive program for the named executive officers for fiscal 2021.

The short-term incentive bonuses for Mr. Williams and Ms. Judy for fiscal 2020 will be based on the attainment of a projected fully diluted GAAP earnings per share goal for the fiscal year. If the Company’s actual fully diluted GAAP earnings per share equals 95-99% of the projected fully diluted GAAP earnings per share, the bonus paid will be the targeted bonus potential amount for the executive multiplied by 0.67. If the Company’s actual fully diluted GAAP earnings per share equals 100-104% of the projected fully diluted GAAP earnings per share, the bonus paid will be the targeted bonus potential amount for the executive multiplied by 1.0. If the Company’s actual fully diluted GAAP earnings per share equals 105% or more of the projected fully diluted GAAP earnings per share, the bonus paid will be the targeted bonus potential amount for the executive multiplied by 1.33. The targeted bonus potential amounts for fiscal 2020 for Mr. Williams and Ms. Judy are $100,000 and $80,000, respectively.

The short-term incentive bonus for Mr. Walthall for fiscal 2020 will be based on the attainment of a similar net income goal for the fiscal year. If the Company’s actual net income equals 95-99% of budgeted net income, the bonus paid will be the targeted bonus potential amount for the executive multiplied by 0.67. If the Company’s actual net income equals 100-105% of budgeted net income, the bonus paid will be the targeted bonus potential amount for the executive multiplied by 1.0. If the Company’s actual net income equals 106% or more of budgeted net income, the bonus paid will be the targeted bonus potential amount for the executive multiplied by 1.65. The targeted bonus potential amount for fiscal 2020 for Mr. Walthall is $65,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America's Car-Mart, Inc.

Date: December 3, 2019	/s/ Vickie D. Judy
Vickie D. Judy
Chief Financial Officer
(Principal Financial Officer)